 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2011

GREENHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-156611	26-2903011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5171 Santa Fe Street, Suite I, San Diego, California	92109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 273-2626

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2011, GreenHouse Holdings, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the “Agreement”) with certain purchasers pursuant to which the Registrant issued original issue discount debentures in the original, principal amount of $804,597.64, with aggregate proceeds to the Registrant in the amount of $700,000, and warrants to purchase up to 321,839 shares of common stock, par value $0.001 per share (“Common Stock”), of the Registrant at the exercise price of $2.50 per share which expire in five years.  Monthly repayment of the debentures will begin on August 1, 2011 and the maturity date is May 1, 2012. The Agreement contains customary representations, warranties and covenants of the Registrant and investors for like transactions.  The closing occurred on February 22, 2011.  This offering is a follow-on of an offering in October 2010 in which Hillair Capital Investments L.P. acted as lead investor.

Also on February 18, 2011, the Registrant amended the original issue discount debenture it had issued on October 22, 2010, to extend the date on which monthly repayments began to August 1, 2011 and the maturity date of the debenture to May 1, 2012.  In consideration of same, the Registrant issued an additional debenture to the investor for interim interest in the amount of $44,828 which also has monthly repayments that begin on August 1, 2011 and is due on May 1, 2012.  The amendment contains customary representations, warranties and covenants of the Registrant and investors for like transactions.

Item 3.02	Unregistered Sales of Equity Securities.

           The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01	Financial Statements and Exhibit

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Debenture
10.3	Form of Warrant
10.4	Form of Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2011	GREENHOUSE HOLDINGS, INC.

	By:	/s/ Justin Farry
Name: Justin Farry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Debenture
10.3	Form of Warrant
10.4	Form of Amendment Agreement